Exhibit (c)(7)
Project Shakespeare Potential Separation Strategy Analysis April 1, 2011 Confidential Presentation

Carve-Out / Spin-off of SSD Business After additional due diligence and discussion with board members and management, there seems to be general agreement that a carve-out / spin-off of the Enterprise and Defense SSD business ("SSD Co") could offer a potential alternative to Project Shakespeare In this package, we examine an IPO of SSD Co with a subsequent tax-free spin-off in comparison to potential outcomes for Project Shakespeare We believe that the IPO of SSD Co is unlikely to be achieved prior to CY2013 due to lack of scale and infrastructure and customer traction in the business We have assumed that requirements for a tax-free spin-off are in place (e.g. 5 year active trade and business) Step 1 Step 2 Step 3 shares Public Shareholders SSD Co Public Shareholders Module Co $ Public Shareholders Public Shareholders SSD Co Module Co >80% vote >50% value Dividend to Module Co Shareholders Public Shareholders Module Co Public Shareholders SSD Co <20% vote <50% value 1

MU 13.9 2311-tw 9.6 AMKR 7.4 POSI3-BR 6.9 SANM 6.6 OCZ 38.6 STEC 14.4 POSI3-BR 5 SANM 4.5 2311-tw 4.3 MU 4 AMKR 3.2 OCZ 28.2 STEC 9.3 MU 17.4 AMKR 12.3 2311-tw 8.8 POSI3-BR 7.1 SANM 6 OCZ 31.2 STEC 10.2 MU 1.34 2311-tw 0.99 AMKR 0.75 POSI3-BR 0.33 SANM 0.25 STEC 2.27 OCZ 1.16 CY2011 Comparable Trading Metrics ___________________________ Source: FactSet, Company filings, Wall Street research. Market data as of 3/31/11. EV / CY11E EBITDA Price / CY11E Earnings EV / CY11E EBITDA - CapEx EV / CY11E Revenue ModuleCo Enterprise SSD 38.6x 31.2x 28.2x 2

MU 10.5 2311-tw 8.7 AMKR 6.4 POSI3-BR 5.6 SANM 5.3 OCZ 12.5 STEC 11.9 POSI3-BR 4.3 2311-tw 3.9 SANM 3.7 MU 3.5 AMKR 2.6 OCZ 11.3 STEC 6.7 MU 9.9 2311-tw 6.1 POSI3-BR 5.9 AMKR 5.4 SANM 4.7 OCZ 11.8 STEC 7.2 MU 1.18 2311-tw 0.88 AMKR 0.7 POSI3-BR 0.3 SANM 0.23 STEC 1.85 OCZ 0.91 CY2012 Comparable Trading Metrics ___________________________ Source: FactSet, Company filings, Wall Street research. Market data as of 3/31/11. EV / CY12E EBITDA Price / CY12E Earnings EV / CY12E EBITDA - CapEx EV / CY12E Revenue ModuleCo Enterprise SSD 3

Projected P&L for SSD Co New Management Reviewed Case Commentary ___________________________ Source: Shakespeare management projections. Revenue growth driven by Enterprise SSD; no growth in Defense in FY14 and FY15 Enterprise SSD becomes a positive EBIT contributor in FY2013; margin expansion thereafter as business matures Significant COGS leverage in Enterprise SSD in FY2013 as growth ramps Based on the projected P&L, we believe 2013 is the earliest timing to practically achieve an IPO 4

Implied Value of SSD Co Relative to Whole Co's Share Price ___________________________ Source: Shakespeare management projections. Note: Assumes SSD Co is cash-free, debt-free. Assumes balance sheet data as of 2/25/11. Discount period to 3/31/11. Sensitivity to Valuation of SSD (Present Value) ($ in millions, except per share amounts) SSD PV Break Even Value Value of SSD Co relative to current Salerio offer 5

Revenue and Earnings Trajectory Required for Break Even SSD Co Value ___________________________ Source: Shakespeare management projections. Note: Assumes SSD Co is cash flow neutral. Assumes tax rate of 15.3% in CY13 and 14.2% in CY14 per management guidance. Range based on $9.00 per share, discount rates of 15.0% - 22.5%. Assumes share price of $9.00 and 20.0% discount rate. IPO proceeds assume 7.0% underwriting discount and 20.0% primary IPO. ($ in millions, except per share amounts) May 2012 IPO May 2013 IPO (1) (2) (3) (2) (3) CY2013E Revenue/Net Income @ $9.00/share and 4.0x ModuleCo EBITDA CY2014E Revenue/Net Income @ $9.00/share and 4.0x ModuleCo EBITDA The "Break Even" point based on a 12.5x forward multiple would indicate a required Revenue in the mid to high $200s for 2013 or above $300mm for 2014 (1) 6

2311-tw 0.144 AMKR 0.131 MU 0.119 POSI3-BR 0.051 SANM 0.048 STEC 0.259 OCZ 0.077 MU 0.334 AMKR 0.272 2311-tw 0.224 POSI3-BR 0.07 SANM 0.061 STEC 0.276 OCZ 0.081 POSI3-BR 0.292 MU 0.267 AMKR 0.224 2311-tw 0.211 SANM 0.086 STEC 0.426 OCZ 0.235 POSI3-BR 0.146 MU 0.128 2311-tw 0.119 SANM 0.087 AMKR 0.069 OCZ 0.275 STEC 0.223 CY2012 Comparable Operating Metrics ___________________________ Source: FactSet, Company filings, Wall Street research. Market data as of 3/31/11. CY12E Gross Margin CY12E EBITDA - CapEx Margin CY12E EBITDA Margin Revenue Growth CY12E/11E ModuleCo Enterprise SSD 7

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